As filed with the Securities and Exchange Commission on January 27, 2020

Registration No. 333-217174

Registration No. 333-213565

Registration No. 333-204001

Registration No. 333-188948

Registration No. 333-183559

Registration No. 333-180099

Registration No. 333-166893

Registration No. 333-151428

Registration No. 333-137311

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-217174)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-213565)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-204001)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-188948)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-183559)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-180099)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-166893)

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-151428)

Post-Effective Amendment No. 2 to Registration Statement on Form S-8 (No. 333-137311)

UNDER THE SECURITIES ACT OF 1933

Battalion Oil Corporation

(Exact name of registrant as specified in its charter)

Delaware	20-0700684
(State of Incorporation)	(IRS Employer Identification No.)

1000 Louisiana St., Suite 6600 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

Halcón Resources Corporation 2016 Long-Term Incentive Plan

Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan

Halcón Resources Corporation 2012 Long-Term Incentive Plan

Halcón Resources Corporation 2006 Long-Term Incentive Plan

Ram Energy Resources, Inc. 2006 Long-Term Incentive Pan

(Full title of the plan)

Walter Mayer

Vice President, Legal

Battalion Oil Corporation

1000 Louisiana St., Suite 6600

Houston, Texas 77002

(832) 538-0300

(Name, address and telephone number, including
area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.  (Check one):

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller reporting company ☒

Emerging growth company ☐

If an emerging growth company, indicated by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

EXPLANATORY NOTE / DEREGISTRATION OF SECURITIES

Battalion Oil Corporation, a Delaware corporation (the “Company”), is filing with the U.S. Securities and Exchange Commission (the “Commission”) these Post-Effective Amendments (the “Post-Effective Amendments”) in connection with the following Registration Statements on Form S-8 (each a “Registration Statement” and collectively, the “Registration Statements”) filed with the Commission:

•                  Registration Statement No. 333-217174, filed on April 6, 2017, relating to the Halcón Resources Corporation 2016 Long-Term Incentive Plan;

•                  Registration Statement No. 333-213565, filed on September 9, 2016, relating to the Halcón Resources Corporation 2016 Long-Term Incentive Plan;

•                  Registration Statement No. 333-204001, filed on May 8, 2015, relating to the Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan;

•                  Registration Statement No. 333-188948, filed on May 30, 2013, relating to the Halcón Resources Corporation First Amended and Restated 2012 Long-Term Incentive Plan;

•                  Registration Statement No. 333-183559, filed on August 27, 2012, relating to the Halcón Resources Corporation 2012 Long-Term Incentive Plan;

•                  Registration Statement No. 333-180099, filed on March 14, 2012, relating to the Halcón Resources Corporation 2006 Long-Term Incentive Plan;

•                  Registration Statement No. 333-166893, filed on May 17, 2010, relating to the Ram Resources, Inc. 2006 Long-Term Incentive Plan;

•                  Registration Statement No. 333-151428, filed on June 5, 2008, relating to the Ram Resources, Inc. 2006 Long-Term Incentive Plan; and

•                  Registration Statement No. 333-137311, filed on September 14, 2006, relating to the Ram Resources, Inc. 2006 Long-Term Incentive Plan.

On August 7, 2019, the Company and its subsidiaries filed voluntary petitions for relief under chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas (the “Court”).  On September 24, 2019, the Court entered an order confirming the Joint Prepackaged Plan of Reorganization (the “Plan”), under which, on October 8, 2019, the effective date of the Plan, all shares of common stock and other equity in the Company were cancelled and terminated.  Accordingly, all offerings of the Company’s securities, including those pursuant to the Registration Statements, have also been terminated.

In accordance with the undertakings made by the Company in the Registration Statements to remove from registration, by means of post-effective amendments, any of the securities registered pursuant to the Registration Statements for issuance that remain unissued at the termination of the offerings, the Company hereby removes from registration any and all of the securities of the Company registered under the Registration Statements that remain unissued as of the date of these Post-Effective Amendments, and hereby terminates the effectiveness of the Registration Statements.

As no securities are being registered herein, and the sole purpose of this filing is to terminate and deregister, the disclosure requirements for exhibits under Regulation S-K Item 601 are inapplicable to this filing.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on January 27, 2020.

BATTALION OIL CORPORATION

By:	/s/ Richard H. Little
Richard H. Little
Chief Executive Officer

Pursuant to the requirements of the Securities Act, these Post-Effective Amendments have been signed by the following persons in the capacities indicated below on January 27, 2020.

Signature	Title

/s/ Richard H. Little
Richard H. Little	Director and Chief Executive Officer (Principal Executive Officer)

/s/ Ragan T. Altizer
Ragan T. Altizer	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

/s/ William Transier
William Transier	Director

/s/ Scott Germann
Scott Germann	Director

/s/ Gregory Hinds
Gregory Hinds	Director

/s/ William Carapucci
William Carapucci	Director

/s/ Allen Li
Allen Li	Director

/s/ David Chang
David Chang	Director